UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

AMENDMENT NO. 2 TO FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006

CHINA YINGXIA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-15893	65-0664961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harbin Yingxia Industrial Co., Ltd, No.300, Xidazhi Street Nangang, Harbin Heilongjian	F4 150001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	86 451 86310948

AGRONIX, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2006, Agronix, Inc., a Florida corporation (“Agronix” or the “Company”), Agronix Acquisition Corp., a Florida corporation (“Acquisition Corp.”), which is a wholly-owned subsidiary of Agronix, and Warner Nutraceutical International, Inc., a Delaware corporation (“WNI”), entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) pursuant to which Acquisition Corp. was merged with and into WNI, with WNI surviving as a wholly-owned subsidiary of the Company (the “Merger”). The Company issued to WNI shareholders 54,811,475 shares of Common Stock, par value $.001 per share, and 1,473,649.074 shares of Class A Preferred Stock, par value $.001 per share, of which each share is convertible into five hundred (500) shares of common stock, in consideration for a cash payment of $289,000 and all the outstanding shares of WNI at the effective time of the merger, will be canceled.

Upon closing of the Merger, WNI will become a wholly-owned subsidiary of Agronix. The former stockholders of the Company will own 45.2% of the issued and outstanding Common Stock of Agronix.

On the same date, Agronix entered into a Subsidiary Purchase Agreement with the Principal Shareholder.  The agreement provides that at any time during the period commencing 90 days after closing of the Merger and ending 180 days after closing of the Merger, Agronix may require the Principal Shareholder to purchase, or the Principal Shareholder may require Agronix to sell, all of American Waste Recovery, Inc., Agronix's wholly owned subsidiary.  The purchase price will be $107,000 less any fees paid to reconcile liabilities within 90 days of closing of the Merger.  In addition, the Principal Shareholder will be required to indemnify Agronix against any liabilities that existed on the date of the closing of the Merger or that arose in connection with the operations of American Waste Recovery, Inc.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Overview. On May 12, 2006, the Merger described in Item 1.01 was completed (the “Closing”).

After the Closing, the Company had outstanding 100,000,000 shares of Common Stock, 1,473,649.074 shares of Class A Preferred Stock, of which each share is convertible into five hundred (500) shares of common stock, and 45,185,525 shares of Common Stock constitutes the Company's current “public float”. Shares of the Company's Common Stock were approved for public trading on the Over the Counter (OTC) Bulletin Board Market in May 2002 and are currently traded under the symbol (AGNI.OB).

Changes Resulting From the Merger. The Company does not intend to carry on its business which was operated through its wholly-owned subsidiary, American Waste Recovery, Inc. (“AWR”). Instead, it will operate its business through WNI's wholly-owned subsidiary Harbin Yingxia Industrial Group Co., Ltd (“Yingxia”), a privately owned Chinese company primarily engaged in the development, production and sales of health food products. The Company has relocated its principal executive offices to those of Warner Nutraceutical International, Inc., c/o American Union Securities, 100 Wall Street, 15th Floor, New York, NY 10005, and its telephone number is (212) 232-0120.

Under Florida law, the Company did not require stockholder approval to complete the Merger, as the constituent corporations in the Merger were Acquisition Corp. and WNI. The Company was not a constituent corporation in the Merger. The Merger and its related transactions were approved by the requisite number of WNI stockholders by written consent in lieu of a meeting on May 10, 2006.

Description of the Company

The Company was incorporated in Florida on May 6, 1996, as RCA Trading Co. and changed its name to Agronix, Inc. on June 18, 2001. From then until the Merger, the Company operated its business through it's wholly-owned subsidiary American Waste Recovery, Inc. (“AWR”), which was in the business of acquiring and developing technologies that convert organic wastes (animal manure, sewage sludge, bio-solids, produce processing waste, etc.) into agricultural products such as growth substrates, organic fertilizer, soil amendments and other value added agri-products, and developing a technology that is used to recover chemical commodities from organic waste for a wide variety of industries such as agriculture, food, oil and gas, paper, clothing and pharmaceuticals.

In April 2006, the Company was presented with the opportunity to merge with Warner Nutraceutical International, Inc., a Delaware corporation (“WNI”). WNI operates its business through its wholly-owned subsidiary Harbin Yingxia Industrial Group Co., Ltd. (“Yingxia”), a Chinese company primarily engaged in the development, production and sales of health food products. Upon the effectiveness of the Merger, the Company succeeded to the business of Yingxia, which will be continued as its sole line of business.

Description of Business

Unless otherwise indicated or the context otherwise requires, all references below to “Agronix” or the “Company” mean Agronix, Inc., Warner Nutraceutical International, Inc., and Harbin Yingxia Industrial Group Co., Ltd on a combined basis after the Merger.

Overview

Harbin Yingxia Industrial Group Co., Ltd (“Yingxia”) is a People's Republic of China company primarily engaged in the development, production and sales of health food products. Relying on the raw materials produced in the soybean production base, green cactus production base and organic millet production base, the Company produces and processes hundreds of serial products of soybean meals and drinks, cactus nutritious meal and Gulong golden rice and beauty cosmetics of high quality, high nutrition, and high added value. The Company was founded in Harbin, Heilongjiang province of North China in 1998. It currently employs 180 people, including 8 persons who have senior professional and technical titles, and 24 special scientific research persons. In 2004, the Company generated sales revenue of approximately $4.6 million. Products are exported to Japan, Malaysia, Hong Kong, and Macao.

Products

The Company's products and services are categorized into four major groups:

▪	Biologic soybean products series: include Biologic Soybean Milk, Instant Soybean Meal, Soybean Salad, Soybean Vegetable Meat, Soybean Chocolate, Soy Milk Film.

▪
Soybean contains rich protein, non-saturated fat, calcium, vitamin B, and various minerals. Yingxia's soybean products are processed to keep various prevention and cure functions against cancer, cardiovascular diseases, diabetes and the like.

▪	Longgu golden rice and deep processed products: include Longgu Golden Millet, Longgu Nutrition Powder, Longgu Nutrition Noodles.

▪
Millet has multiple nutritional elements needed by the human body, such as carbohydrates, protein, vitamin B, and minerals, and is especially rich in protein amino acids. Yingxia's millet products are processed to maintain the special nutritional and healthcare functions, including elimination of free radicals and heavy metal toxin, anti-radiation of x-ray and ultraviolet radiation, cancer-prevention, skin care, and the like.

▪	Cactus dry powder and deep processed products.

▪
Cactus contains multiple protein amino acids, which have the function of preventing cancer cell from spreading, and the prevention and cure effects against obesity, aging, high blood pressure, high blood sugar, and cardiovascular disease.

▪	During the SARS breakout in China in 2004, the Company's cactus products were designated by the provincial government as the anti-SARS health food products.

▪	Health food fast restaurant chain: selling bean, golden rice, cactus series instant food and related products.

Development Strategy

The Company's guiding strategy is “Using market as guidance, using technology as pillar, and using capital as bridge.” The Company will strive to maintain its comparative advantage in the industry, expand market share, and become the leading enterprise in the functional food market. The Company will continue to corporate with various science research institutes, increase technology investment, develop new products and keep up its technological advantage.

Based on the health food industry, the Company will expand its operation and diversify its product lines into cosmetics, enzyme technology, biological medicine, civil chemical, and agricultural products. With this strategy, the Company will be able to diversify its operating risk. The Company will also further develop its capital operation.

Sales and Marketing Strategy

▪	Adopt integrated sales & marketing strategy: combine direct sales and agent distribution.

▪	Establish direct sales network in the regions where the health food industry is concentrated.

▪	Enhance product appeal in various aspects including branding, packaging, pricing and function.

▪	Apply incentive mechanisms to its sales force.

Facilities

The Company's facilities including office space, store fronts, storage areas, manufacturing space, and workshops total 54,000 square meters located in Harbin, Heilongjiang province of North China. For manufacturing purposes, there is 16,300 square meters of space which include workshops dedicated to soybean process, millet process and cactus process, and other facilities. This is also located in Harbin, Heilongjiang province of North China.

Manufacturing Capacity of the Company

▪	30,000 ton/year of soybean biological milk serial products;

▪	40,000 ton/year of fruit and vegetable series of functional food of Longgu golden rice and MT millet; and

▪	1,500 tons/year of caucus try powder.

Market

With fast improvement of personal income and living standards in China, people are becoming increasingly health conscious. It has also become a worldwide trend for people to choose natural, non-polluted green, ecological friendly, health food and nutritional supplements over other food products. According to the market research company “Quatech China,” Chinese urban population's spending on health food grows at an annual rate of around 17%. The size of the health food market exceeded 34.2 billion Yuan ($4.1billion U.S.) by the end of year 2000, and currently reaches 41 billion Yuan ($5 billion U.S.). The market is expected to reach 102.6 billion Yuan ($12.4 billion U.S.) by 2009.

 Distribution method of products:

The Company sells its products through the use of franchise stores and regional distribution centers. Franchise stores are categorized as flagship stores and retail outlets. Flagship stores are defined as large standalone stores located in larger metropolitan cities. Retail outlets are defined as smaller stores within department stores or shopping malls. The regional distribution centers are primarily used to market products in addition to generating sales. Demonstrations are performed and one on one explanation of the products and the usage is available on a daily basis. As of June 30 th , 2006, the Company sold products through a total of 10 distribution centers, 24 flagship stores, and 44 retail outlets. The distribution centers report directly to the Company for instructions and guidance related to the demonstration and displays of products. Each of three entities is wholly owned by the proprietors, not by the Company. The Company sells directly to both the distribution centers and franchise stores. However, as the franchise stores are spread out throughout the country, the distribution centers are the main sources for servicing and maintaining inventory for the franchise stores.

Competitive business conditions, current competitive position in industry, methods of competition:

The Chinese nutritional foods market was estimated to be approximately $5 billion dollars in the year 2003. The Company estimates that by the end of 2006, the market has grown by roughly $9 billion and forecasts continued growth of $12.5 billion by 2009. The industry on a whole is fragmented and primarily consists of small to mid sized firms. With thousands of manufacturers and even more types of products, no single company controls a 10% market share for the country. Within provinces and cities, market shares are more concentrated, but still divided among numerous firms. The Company through networks and contacts developed over decades of doing business in the Harbin region, has gained wide acclaim and brand loyalty. The Company enjoys competitive advantages of operations size and manufacturing capacity. More 60% all firms in the industry are small workshop-type operations with total net assets of less than $5 million dollars.

While, only about 1.45% of the firms are comparable to the Company with net assets which exceed $15 million dollars. To compete in a fragmented market, the Company has engaged in various modes of promotion and marketing of its products. It has used mainstream media channels consisting of advertisements in newspapers, consumer and industry magazines, and television demonstration and information shows.

Sources and availability of raw materials and names of suppliers:

The Company plants and harvests the raw materials on its facilities. In addition, the Company also purchases raw materials from local farmers. Since the raw materials are bought from the farmers on an individual basis, there is no reliance on a single entity or group for the Company's raw materials.

No Dependence on one or a few major customers:

Our customer base is a wide distribution of clients which include the regional distribution centers, franchise stores, and sales agents. No single customer represents 5% or more of our revenues.

Patents, trademarks, licenses, franchises, concessions, royalty agreements, or labor contracts.

The Company has patent and trademark registrations for its products which include the following:

•	Patent on the manufacturing method for general nutritional supplements:
Chinese patent no.: ZL 01113870.X.
Granted August 4, 2004; good for 20 years

•	Patent for cactus based nutritional drinks:
Chinese patent no.: ZL 01113871.8
Granted 6/2/04; good for 20 years

•	Patent on the manufacturing method for weight loss supplements:
Chinese patent no.: ZL01113869.6
Granted 11/3/04: good for 20 years

•	Trademarks on China Yingxia including logos and use of name.

•	Copyrights on brand names of its products

Need for government approval of principal products or services:

Since the Company's products are marketed as nutritional supplements sold as foods and not medicines, the government regulation is minimal towards the approval to market and sell the products. The Company sells some of its products including the Longgu millet and soybean based products under the “Green Food” label. This label is approved by the State Farming Department to represent products of low pesticide residue and integrated pest management systems. The “Green Food” label is a distinction recognizing the Company's products. The label is not required to gain approval to manufacture or sell the products.

6

Effect of existing or probable government regulations on business:

The Company does not foresee any government regulation to interfere or affect the course of operations in the near and immediate future.

Research and Development (“R&D”)/R&D Spending within Last Two Fiscal Years.

The Company has strong research and development capabilities. The Company internally developed Cactus dry powder and deep process technology, Longgu golden rice and deep process technology, and MT corn, fruit and vegetable functional food processing technology. The Company owns all of the intellectual property rights.

The Company also partners with Australian KING International Co., Ltd, which owns a patent in a leading soybean deep processing technology. The Company maintains close cooperative relationship with research resource at such institutions as Northeastern Agricultural University, Harbin Medical University, Heilongjiang Traditional Chinese Medicine and Pharmacology University. The Company will continue to leverage its technology advantage in Chinese medicine R&D and its research resource at its Post Doctorial Station, increase technology investment, and develop functional health food products with the concept of “Food and medicine from common source”, and will protect its R&D results with registered patents.

Notwithstanding the aforesaid, the Company has spent $0 within the last two fiscal years on R&D expenditures. Accordingly, no such costs were born by our customers during this period. However, as future R&D spending may become necessary, to the extent such expenditures increase our cost of goods sold, such costs may be imputed to our customers through an increase in the price of our products.

Cost and effects of compliance with environmental laws:

Through the course of its operating history, the Company has complied with all environmental regulations. These laws on a whole do not have a material effect on the Company's operations.

Management

Ms. Jiao Yingxia, an officer and director, invested 50 million Yuan ($6 million) into Yingxia and controls 58.9% of the Yinxia shares. Ms. Jiao graduated from Harbin University of Chinese Medicine in 1989, and is a special research fellow of the Chinese Academy of Science. She has many years experience in the medical and hospital management fields prior to founding Yingxia in 1998.

RISKS FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words “we”, “our” or “us” refer to Agronix, Inc., Warner Nutraceutical International, Inc. and Harbin Yingxia Industrial Group Co., Ltd.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MS. JIAO OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our success depends to a significant extent upon the continued service of Ms. Yingxia Jiao, our Chief Executive Officer. Loss of the services of Ms. Jiao could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Ms. Jiao. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense.

There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

WE FACE SIGNIFICANT COMPETITION IN CHINA'S HEALTH FOOD INDUSTRY AND SUCH COMPETITION CAN REDUCE OUR REVENUES RESULTING IN A NEGATIVE EFFECT ON OUR FINANCIAL PERFORMANCE

We compete in a highly competitive business. Our products will compete directly with other health food companies. Our revenue is subject to economic conditions and any adverse change in the market could have a material and adverse effect on our ability to sell our products. Future operations are further subject to many factors that could have an adverse effect upon our financial performance.

These factors include:

· economic conditions, both generally and relative to the health food and farming industries;
· shifts in population and other demographics;
· the level of competition for health food products;
· fluctuations in farming and manufacturing costs;
· technological changes and innovations; and
· changes in governmental regulations and policies and actions of federal regulatory bodies.

Although we believe that our products will be able to compete effectively and will continue to attract new buyers, there can be no assurance that we will be able to maintain or increase our current revenues. Our competitors have advantages over us including greater name recognition and significantly greater financial, sales and marketing and other resources.

WE RELY ON GOVERNMENTAL CLASSIFICATIONS TO OPERATE AS A FARMING INDUSTRY AND THE LOSS OF THIS CLASSIFICATION WOULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS.

Companies which are classified as belonging to the farming industry are granted special tax breaks and incentives. The Company is currently classified as a farming industry. If the Company were to lose this classification due to a change in government policy, there would be material effects to our operating model.

The risks of operation lie in such factors as products not being accepted by the market, technology being outdated or replaced, mismanagement of capital and production, unstable supply of material, competition from imported products along with the entry to the WTO, change of government policy, and the like.

IF WE FAIL TO INTRODUCE NEW PRODUCTS OR SERVICES, OR OUR EXISTING PRODUCTS OR SERVICES ARE NOT ACCEPTED BY POTENTIAL CUSTOMERS, WE MAY NOT GAIN OR MAY LOSE MARKET SHARE.

Rapid technological changes and frequent new product and service introductions are typical for the markets we serve. Our future success will depend in part on continuous, timely development and introduction of new products and services that address evolving market requirements. To the extent we fail to introduce new andinnovative products or services, we may lose market share to potential competitors, which will be difficult or impossible to regain. Any inability, for technological or other reasons, to successfully develop and introduce new products or services could reduce our growth rate or damage our business.

We may experience delays in the development and introduction of products or services. We cannot assure that we will keep pace with the rapid rate of change in waste collection and disposal research or that our new products will adequately meet the requirements of the marketplace or achieve market acceptance. We have not experienced any difficulties with the preceding factors. However, there can be no assurance that we will not experience difficulties in the future. The expenses or losses associated with unsuccessful product or service development or lack of market acceptance of our new products and services could materially adversely affect our business, operating results and financial condition.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

In connection with the acquisition of WNI and its wholly-owned operating subsidiary Yingxia, we have issued 1,473,649.074 shares of Class A Preferred Stock, of which each share is convertible into five hundred (500) shares of Common Stock, to the shareholders of WNI, including several which are now officers and directors. The Class A Preferred Stock is convertible into 736,815,544 shares of common stock and, in the aggregate, has the right to cast 736,815,544 votes in any vote by our shareholders. As a result, our officers and directors in the aggregate will have the right to cast approximately 95% of all votes by our shareholders. Thus, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

▪	election of our board of directors;
▪	removal of any of our directors;

▪	amendment of our certificate of incorporation or bylaws; and
▪	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CLASS A PREFERRED STOCK WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

Upon an increase in the authorized number of shares of our common stock, the holders of the Class A Preferred Stock will have the right to convert their shares into 736,815,544 shares of common stock, which will result in substantial dilution to the interests of other stockholders.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

· Make a suitability determination prior to selling a penny stock to the purchaser;
· Receive the purchaser's written consent to the transaction; and
· Provide certain written disclosures to the purchaser.

IF WE FAIL TO ADEQUATELY MANAGE OUR GROWTH, WE MAY NOT BE SUCCESSFUL IN GROWING OUR BUSINESS AND BECOMING PROFITABLE

We expect our business and number of employees to grow over the next year. We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth over the next 12 months. Any failure to address the needs of our growing business successfully could have a negative impact on our chance of success.

Management is fully aware of these risks, and believes that these are manageable risks and does not post real threats to the Company's healthy development.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

 Background on Company

 Overview

We operate our business through our wholly owned subsidiary. Therefore, we own 100% of Warner Nutraceutical International, Inc. which owns 100% of Harbin Yingxia Business Group., Ltd. Harbin Yingxia Business Group Co., Ltd. (“Yingxia”) is a People's Republic of China company primarily engaged in the development, production and sales of health food products. Relying on the raw materials produced in the soybean production base, green cactus production base and organic millet production base, Yingxia produces and processes hundreds of serial products of soybean meals and drinks, cactus nutritious meal and Gulong golden rice and beauty cosmetics of high quality, high nutrition, and high added value. Yangxia was founded in Harbin, Heilongjiang province of North China in 1998. It currently employs 180 people, including 8 persons who have senior professional and technical titles, and 24 special scientific research persons. In 2004, Yingxia generated sales revenue of approximately $4.6 million USD. Products are exported to Japan, Malaysia, Hong Kong, and Macao.

Results of operations for the year ended December 31, 2005 and 2004

Income before Income Taxes

Income before Income Taxes for the year ended December 31, 2005 or the “Current Year,” increased by $686,958 to $2,733,852 as compared to $2,046,894 in the year ended December 31, 2004 or the “Previous Year.” The increase is primarily related to the increase of our sales network and revenues.

This increase is a direct result of opening of flagship stores and retail outlets. For the year ended December 31, 2004, the Company sold its products through 8 distribution centers, 6 flagship stores, and 12 retail outlets. In comparison, for the year ended December 31, 2005, the Company sold through 10 distribution centers, 17 flagship stores, and 30 retail outlets. The flagship stores and retail outlets are both based on a franchise model where proprietors operate storefronts under the Company's brand. Distribution centers are used to market and demonstrate the products in addition to generating sales.

Selling, General and Administrative Expenses

Selling, General and Administrative expenses decreased to $422,318 during the Current Year from $702,883 in 2004. Selling expenses are a significant part of our expenditures and relate directly to the marketing of products. We anticipate similar expenditures for the foreseeable future.

    For the year ended December 2004, the Company's business model focused primarily on the use of sales agents and third party marketing companies. The marketing of the products and concessions made to the sales agents contributed to higher selling and general and administrative expenses. In 2005, with the shift to selling directly through storefronts, the Company passed on these costs to the proprietors of the stores.

Net Income

Income for the year ended December 31, 2005 or the “Current Year,” increased by $468,525 to $1,839,945 as compared to $1,371,420 in the year ended December 31, 2004 or the “Previous Year.” Per share amounts for the Current Year and Previous Year were of two cents $0.02 and three cents $0.03, respectively. This is due to the increase in share capital from 40,512,022 shares in 2004 to 85,000,000 shares in 2005.

Liquidity and Capital Resources

Our Current Years Working Capital is $350,934.

Cash flows used in operating activities were $2,885,456 in the Current Year as compared to $262,146 in the Previous Year. The increase in the cash provided by operating activities was primarily the result of the advances to suppliers.

Cash flows from investing activities were $(1,165,260) for the year ended December 31, 2005 as compared to $(3,269,731) for the year ended December 31, 2004. The increase in cash provided by operating activities is primarily due to the purchase of property and equipment and additions to construction in process in 2004.

As of June 30, 2006, the Company had working capital totaling $1,722,585. The Company does not foresee any event or uncertainty nor is there any evidence in consumer demand or confidence that would reflect any trend to impact our short-term or long-term liquidity. By selling products through retail outlets and also franchise bases, the Company limits the commitments it must make to suppliers related to the manufacture of its products. In short, the Company only manufactures products based upon fully paid existing orders or orders partially paid with deposits. Using this mechanism, the Company has limited the amount of inventory it keeps on hand. The Company funds its operations internally or through contributions by management as reflected in the additional paid in capital. The only source of external financing is through government loans. Currently, the Company has a note payable of $98,670 from a three year loan from the Harbin Forestry Bureau set to mature on October 31, 2006.

With the greater focus of selling through store fronts as opposed to directed agency selling, the Company experienced greater expenses related to the its operations. In 2005, the expansion of the franchise stores led to increase in part-time and full-time staff to train and assist the operations of the stores. The start of construction on production facilities for the Company's products which had previously been outsourced accounts for the additions in plant and equipment and construction in progress. In 2004, a major portion of the Company's assets were used toward the purchase property specific toward the development of the store front sales model. The Company in 2005 declared a dividend of $1,780,010 to shareholders and investors who had contributed capital to the Company in 2004.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Corporate Information Regarding the Company and its Subsidiaries

The Company was incorporated in Florida on May 6, 1996, as RCA Trading Co. and changed its name to Agronix, Inc. on June 18, 2001.

American Waste Recovery, Inc. was incorporated In Nevada on January 20, 2000.

Warner Nutraceutical International, Inc. was incorporated in Delaware on September 12, 2005.

Harbin Yingxia Industrial Group Co., Ltd (“Yingxia”), a People's Republic of China company was formed in 1998.

The Company's principal executive office is located at c/o American Union Securities, 100 Wall Street, 15th Floor, New York, NY 10005, and its telephone number is (212) 232-0120.

Employees

The Company has 180 full time employees.

Properties

The Company's facilities including office space, store fronts, storage areas, manufacturing space, and workshops total 54,000 square meters located in Harbin, Heilongjiang province of North China. For manufacturing purposes, there is 16,300 square meters of space which include workshops dedicated to soybean process, millet process and cactus process, and other facilities. This is also located in Harbin, Heilongjiang province of North China.

The manufacturing area for the Longgu millet production line is 2,100 square meters in space and was completed in November, 2004. The manufacturing area for the soybean based products is 2,200 square meters in space and was completed in December of 2005. The Company has two production lines that are still under construction, but already partially operational. The manufacturing area for the cactus based products is 9,800 square meters in space and will be fully operational in November 2006. The equipment and building that the production lines are housed in has been recorded for depreciation using a straight line method over the estimated maximum useful life of 10 years.

Government Regulation

The Company operates in the direct marketing space of the Nutraceutical industry in China. In this space, in order to directly market their products to agents and end users as opposed to large distribution channels and markets, companies are required to maintain physical store fronts. Consumers are able to purchase and return products at these store fronts throughout the country. This ensures for high barriers to entry to the market.

The government has recently loosened these requirements. Companies which meet certain criteria which include, but are not limited to, minimum levels of net assets and revenues will beginning in 2006 be allowed to execute a direct sales market model.

Legal Proceedings

Neither the Company nor any of its subsidiaries is a party to any pending legal proceedings.

Directors and Executive Officers

The following table sets forth information regarding the members of the Company's Board of Directors and its executive officers following the Closing Date. The directors listed below will serve until the next annual meeting of the Company's stockholders.

Name	Age	Position
Jiao Yingxia	54	Chief Executive Officer, Chief Financial Officer and Director

  The principal occupation for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Ms. Jiao became our Chief Executive Officer, Chief Financial Officer and Director upon consummation of the Merger on May 12, 2006. She graduated from Harbin University of Chinese Medicine in 1997 and is a certified nutritionist of Heilongjiang province. She had many years experience in the medical field and hospital management before she founded the Yingxia group in 1998. She still serves as its President and CEO. Since October 2000, she has served as Vice Chairman of the Senior Welfare Foundation of Heilongjiang. Since August 2002, she has also served as the Vice Chairman of the Safe Food Association of Heilongjiang. In addition, since June 2004, she has served as the Vice Chairman of the Association of Corporate Management of Heilongjiang.

Board of Director Composition and Committees

Immediately following the Merger, the Company's Board of Directors is comprised of one director, Jiao Yingxia.Within 90 days after the closing of the Merger, the Company expects to increase the size of its Board to at least one more director to satisfy the audit committee financial expert requirement.

Director Compensation

Following the Merger, the Company may compensate non-management directors through the issuance of stock awards including, without limitation, stock options, restricted stock awards, stock grants and/or stock appreciation rights. The Company intends to make such awards pursuant to a stock option plan or employee incentive plan to be approved by the Company.

Audit Committee Financial Expert

Within 90 days of the closing of Merger, the Company will appoint an independent director to serve on the Company's Audit Committee as an audit committee financial expert. This person shall be independent (as such term is used in Item 7(d) (3) (iv) of Schedule 14A under the Exchange Act).

Executive Officer Employment Agreements

Currently, we do not have employment agreements and, therefore, all employment is on an “at-will” basis. It is expected that the Company will enter into an employment agreement with its sole executive officer.

Indemnification of Directors and Officers

As permitted by the provisions of the Florida Business Corporation Act (“FBCA”) and Delaware General Corporation Law (“DGCL”), the Company has the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

The Company must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

The FBCA and DGCL also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

•	a director, officer, employee or agent of the corporation,

•	or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises.

  Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Executive Compensation

The following executives of the Company received compensation in the amounts set forth in the chart below for the year ended December 31, 2005. No other item of compensation was paid to any officer or director of the Company other than reimbursement of expenses.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
						Awards	Payouts
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-ation ($)	Restricted Stock Award(s) ($)	Securities Under-lying Options /SARs ($)	LTIP Payouts ($)	All Other Compen-sation ($)
	2006	10,000 USD	0	0	0	0	0	0
Jiao Yingxia, Chief Executive Officer and Chief Financial Officer	2005	$10,000 USD	0	0	0	0	0	0
	2004	$9,000 USD	0	0	0	0	0	0
	2003	$8,000 USD	0	0	0	0	0	0

Certain Relationships and Related Transactions

We issued loans totaling $793,968 to related parties, Yingxia Jiao our CEO and CFO ($352,591) and her father Fulin Jiao ($441,377).

We also issued loans totaling $2,311,824 to affiliates, Harbin Technology Trading Co., Ltd.($247,850), Harbin Luse Xianhe Scientific Development Co, Ltd.($285,059), Yingxia Franchise Stores (individually owned) ($1,198,209), Heilongjiang Zhonglong Medicine Group ($470,868), Other affilicates ($109,838).
Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of Common Stock beneficially owned on May 12, 2006, the Closing Date, by each person who is known by the Company to beneficially own 5% or more of the Company's Common Stock, each of the Company's directors and executive officers, and all of the Company's directors and executive officers, as a group:

Name and Address	Number of Shares Owned Beneficially	Percent of Class

Jiao Yingxia (1)(7) c/o American Union Securities, 100 Wall Street - 15th Floor New York, New York 10005	27,159,086 392,255,646(4)	27.16%(2) 46.87%(3)

Lantin Deng(7) c/o American Union Securities, 100 Wall Street - 15th Floor New York, New York 10005	8,199,797 118,428,747(5)	8.20%(2) 14.15%(3)

Fuling Jiao(8) c/o American Union Securities, 100 Wall Street - 15th Floor New York, New York 10005	3,792,9548 54,781,214(6)	3.79%(2) 6.56%(3)

Epsom Investment Services 16 Pietermaai Curacao, Netherlands, Antilles	7,800,000	7.80%(2) 0.93%(3)

All directors and executive officers as a group (1 in number)	392,255,646(4)	27.16%(2) 46.87%(3)

(1) The person listed is an officer and director of the Company.

(2) Based on 100,000,000 shares of common stock issued and outstanding as of May 12, 2006.

(3) Based on 836,824,537 shares of common stock issued and outstanding. This is based on the following: In accordance with the Merger, the Company issued 1,473,649.074 shares of Class A Preferred Shares. Each Class A Preferred Share converts to 500 shares of common stock. Therefore, the 1,473,649.74 Class A Preferred Shares convert to an aggregate of 736,824,537 shares of common stock. In addition, the Company has 100,000,000 shares of common stock issued and outstanding resulting in 836,824,537 shares of common stock issued and outstanding on a fully diluted basis. The Company intends to take all steps necessary to increase its authorized shares of common stock to 1,000,000,000.

(4) In the Merger, Jiao Yingxia received 730,193.12 shares of Class A Preferred Stock. This equals 365,096,560 shares of common stock on a fully diluted basis. Therefore, Jiao Yingxia will own an aggregate of 392,255,646 shares of common stock on a fully diluted basis.

(5) In the Merger, Lantin Deng received 220,457.90 shares of Class A Preferred Stock. This equals 110,228,950 shares of common stock on a fully diluted basis. Therefore, Lantin Deng will own an aggregate of 118,428,747 shares of common stock on a fully diluted basis.

(6) In the Merger, Fuling Jiao received 101,976.52 shares of Class A Preferred Stock. This equals 50,988,260 shares of common stock on a fully diluted basis. Therefore, Fuling Jiao will own an aggregate of 54,781,214 shares of common stock on a fully diluted basis.

(7) Lantin Deng is the husband of Jiao Yingxia.

(8) Fuling Jiao is the father  of Jiao Yingxia.

Description of Securities

Upon closing the acquisition of WNI, and the filing of a certificate of amendment with the State of Florida, the total number of shares that the Company will be authorized to issue will be 100,000,000 million shares of common stock, par value $0.001 per share, and 10,000,000 million shares of preferred stock, par value $0.001 per share. The Company will have the full 100,000,000 shares of common stock outstanding; and 1,473,649.074 of Class A Preferred Stock outstanding. Such Class A Preferred Stock is convertible into shares of common stock at the rate of 500 to 1. Since the Company has issued all of its authorized shares, it intends to take whatever steps are necessary to increase its authorized shares of common stock to 1,000,000,000 shares so that the holders of Class A Preferred Stock can convert such shares to common stock.

All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitled the hold thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

The Company's certificate of incorporation also provides that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Preferred shares may be issued in the future by the board without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common and preferred shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

Market Price Of and Dividends On Our Common Equity And Other Stockholder Matters

The Company's common stock was included on the OTC Bulletin Board under the symbol AGNI. As of 9/21/06, there were 233 shareholders of the Company's common stock.

Dividend Policy

The Company's sole operating subsidiary, Harbin Yingxia Industrial Group Co., Ltd, paid cash dividends of $1,780,010 to its shareholders in the year ending December 31, 2005. Since the reverse merger transaction, the Company has not paid any cash dividends on its capital stock and shareholders should not expect to receive any dividends. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.   Additionally, because the Company has been granted the status of a wholly-owned foreign entity (“WOFE”), the Company is not limited by the constraints that are applied to domestic private enterprises in China. Therefore, if the board of directors chooses to make dividend payments to non-Chinese citizens, it has the full right to do so in accordance with Chinese and United States laws.

Equity Compensation

To maintain operations, in April 2005, the Company filed a Form S-8 Registration with the U.S. Securities and Exchange Commission for 30,000,000 S-8 Common Shares to be granted under the Company's 2005 Employee Stock Incentive Plan (“ESIP”). The information therein is incorporated here by reference.  These options were to be used to ensure key consultants could be issued some reasonable compensation for their services to the Company.   However, during the quarter ended September 30, 2005, the Company resolved to terminate the 2005 ESIP, of which 27,507,219 outstanding options to be granted would be cancelled. These options as of August 29, 2006 have been cancelled.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	0	0	0
Total	0	0	0

The information set forth in Item 1.01 is incorporated herein by reference

.

Item 3.02. Unregistered Sales of Equity Securities.

On May 12, 2006, we issued an aggregate of 54,811,475 shares of our restricted common stock and 1,473,649.074 shares of our Class A Preferred Stock to the following parties pursuant to the Merger Agreement:

Name	Common Stock	Class A Preferred Stock
Yingxia Jiao	27,159,086	730,193.12
Lantin Deng	8,199,797	220,457.90
Lixue Deng	2,603,545	69,998.33
Fuling Jiao	3,792,954	101,976.52
Yufeng Hu	2,439,111	65,577.38
Guozhen Peng	1,145,560	30,799.27
Yingjuan Jiao	509,747	13,704.94
Yingli Jiao	509,747	13,704.94
Lanqing Deng	509,747	13,704.94
Yingjie Jiao	509,747	13,704.94
Limei Deng	509,747	13,704.94
Kaixin Tan	449,454	12,083.92
Haining Zhang	164,434	4,420.95
Huaqin Zhou	2,630,950	70,735.15
Warner Technology & Investment Corp. (1)	2,532,290	68,082.59
American Union Securities (2)	981,125	26,378.32
John C. Leo	164,434	4,420.95
        (1) Dr. Huakang Zhou is the beneficial owner of Warner Technology & Investment Corp.
    (2) John C. Leo is the beneficial owner of American Union Securities.

Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above investors were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Item 3.03. Material Modification of Rights of Security Holders.

On May 10, 2006, pursuant to our articles of incorporation and Section 607.0602 of the Florida Business Corporation Act, we designated a class of preferred shares as Class A Preferred Stock whereby each share of Class A Preferred Stock is convertible into five hundred (500) shares of common stock and carries all the same rights as common stock. On May 12, 2006, we filed with the Florida Secretary of State the amendment to our articles of incorporation regarding the designation.

Item 5.01. Changes in Control of Registrant.

On May 12, 2006, we issued 54,811,475 shares of our common stock to the shareholders of WNI. After such issuance, the shareholders of WNI owned approximately 55% of our issued and outstanding shares.

Accounting Treatment; Change of Control. The merger is being accounted for as a “reverse merger,” since the former stockholders of WNI own a majority of the outstanding shares of the Company's Common Stock immediately following the Merger. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company's board of directors and, to the Company's knowledge, no other arrangements exist that might result in a change of control in the future .  As a result of the issuance of the 54,811,475 shares of Common Stock and the change in the majority of the Company's directors, a change in control occurred on the date of the consummation of the Merger . As of the time immediately following the closing, the Company continued to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon closing of the Merger on May 12, 2006, the Company's current directors and officers, Brian Hauff, President, CEO, CFO and Director; Peter J. Barnett, Secretary and Director; and Charles Mayer, Director, resigned.

Upon closing of the Merger on May 12, 2006, Jiao Yingxia became the Company's Chief Executive Officer, Chief Financial Officer and Director and John Leo became the Company's Secretary and Director.

Item 5.06 Change in Shell Company Status.

Pursuant to the terms of the Merger, we are no longer designated as a shell company. Item 1.01 is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

  Financial Statements of Warner Nutraceutical International, Inc. and its wholly-owned operating subsidiary Harbin Yingxia Industrial Group Co., Ltd, wholly-owned subsidiaries of the registrant.

(b) Exhibits

Exhibit No.	Exhibits

3.1	Designation and Amendment to Articles of Incorporation (Included as Exhibit 3.1 to Form 8-K filed May 12, 2006, and incorporated herein by reference)

10.1
Agreement of Merger and Plan of Reorganization among Agronix, Inc., Agronix Acquisition Corp., and Warner Nutraceutical International, Inc. (Included as Exhibit 10.1 to Form 8-K filed May 12, 2006, and incorporated herein by reference)

10.2	Subsidiary Purchase Agreement (Included as Exhibit 3.1 to Form 8-K filed May 12, 2006, and incorporated herein by reference)

99.1
Audited Financial Statements for the years ended December 31, 2004 and 2005 for Warner Nutraceutical International, Inc. and its wholly-owned operating subsidiary Harbin Yingxia Industrial Group Co., Ltd, wholly-owned subsidiaries of the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YINGXIA INTERNATIONAL, INC

	By:	/s/ Jiao Yingxia
Name Jiao Yingxia
Dated: September 20, 2007		Title: Chief Executive Officer, Chief Financial Officer

CHINA YINGXIA INTERNATIONAL, INC.
(FORMERLY AGRONIX, INC.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
China Yingxia International, Inc. (Formerly Agronix, Inc.)
Harbin, PRC

We have audited the accompanying consolidated balance sheet of China Yingxia International, Inc., as of December 31, 2006 and the related statements of income, changes in stockholders’ equity, and cash flows for each of the two years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Yingxia International, Inc., as of December 31, 2006 and the results of its operations, changes in stockholders’ equity, and cash flows for each of the two years then ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

Bagell Josephs, Levine & Company, LLC

Bagell Josephs, Levine & Company, LLC
Gibbsboro, New Jersey

March 14, 2007

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
CONSOLIDATED BALANCE SHEET
December 31, 2006

ASSETS

Current assets:
Cash and cash equivalents	$77,867
Accounts receivable - net of allowance for doubtful accounts of $199,971	1,315
Inventory	1,112,102
Prepaid expenses	95,479
Other receivables	346,775
Advances to suppliers	445,254
Loans to related party	2,764,599
Total Current Assets	4,843,391

Property and equipment, net of accumulated depreciation of $2,381,268	14,990,594

Other assets:
Land use right, net	294,079
Total Other Assets	294,079

Total Assets	$20,128,064

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$349,499
Accrued expenses and other payables	560,465
Total Current Liabilities	909,964

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; - 0 - shares
outstanding at December 31, 2006	-
Common stock, $0.001 par value, 100,000,000 shares authorized;
33,608,857 shares issued and outstanding at December 31, 2006	33,609
Additional paid-in capital	7,324,772
Accumulated other comprehensive income	928,708
Statutory reserves	901,463
Retained earnings-unappropriated	10,029,548
Total Stockholders' Equity	19,218,100

Total Liabilities and Stockholders' Equity	$20,128,064

See accompanying notes to the consolidated financial statements.

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
CONSOLIDATED STATEMENTS OF INCOME

	2006	2005

Revenues	$8,401,711	$6,184,469

Cost of Goods Sold	3,835,017	3,002,989

Gross Profit	4,566,694	3,181,480

Operating Expenses
Selling, general and administrative	1,739,221	422,318
Research and development	488,404	-
Income before other Income and (Expenses)	2,339,069	2,759,162

Other Income and (Expenses)
Economic development grant	-	24,413
Interest income	431	316
Other income	138	122
Interest expense	-	(4,754)
Other expense	(176)	(45,407)
Total other income and (expenses)	393	(25,310)

Income Before Income Taxes (Benefit)	2,339,462	2,733,852

Provision for Income Taxes (Benefit)	(3,000,795)	893,907

Net Income	5,340,257	1,839,945

Other Comprehensive Income:
Foreign currency translation adjustment	568,889	357,365

Comprehensive Income	$5,909,146	$2,197,310

Basic and diluted income per common share	$0.33	$0.49

Weighted average number of common shares	17,157,810	3,735,066

See accompanying notes to the consolidated financial statements.

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Preferred Stock		Common Stock		Additional	Accumulated Other		Retained
	par value $0.001		par value $.001		Paid-in	Comprehensive	Statutory	Earnings -	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Income	Reserves	Unappropriated	Income	Total

Balance, January 1, 2005	-	$-	38,191,197	38,191	7,301,279	2,454		$5,530,819		$12,872,743

Issuance of common stock			6,996,847	6,997	(6,997)					-

Recapitalization on reverse acquision	1,473,649	1,473	54,811,956	54,812	(56,285)					-

Reverse split 24.9:1	(1,414,466)	(1,414)	(95,983,936)	(95,984)	97,398					-

Additional capital contributed					18,801					18,801

Comprehensive income
Net income								1,839,945	1,839,945	1,839,945
Other comprehensive income, net of tax
Foreign currency translation adjustments						357,365			357,365	357,365
Comprehensive income									2,197,310

Dividends paid on common stock								(1,780,010)		(1,780,010)

Adjustment to statutory reserve							854,152	(854,152)		-

Balance, December 31, 2005	59,183	59	4,016,064	$4,016	$7,354,196	$359,819	$854,152	$4,736,602		$13,308,844

Convervsion of Preferred Stock	(59,183)	(59)	29,592,793	29,593	(29,424)					110

Additional capital contributed										-

Comprehensive income
Net income								5,340,257	5,340,257	5,340,257
Other comprehensive income, net of tax
Foreign currency translation adjustments						568,889			568,889	568,889
Comprehensive income									5,909,146

Adjustment to statutory reserve							47,311	(47,311)		-

Balance December 31, 2006	-	$-	33,608,857	$33,609	$7,324,772	$928,708	$901,463	$10,029,548		$19,218,100

See accompanying notes to the consolidated financial statements.

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

		2006	2005

Cash Flows From Operating Activities:
Net income		$5,340,257	$1,839,945
Adjustments to reconcile net income to net cash
provided by operating activities	:
Depreciation and amortization		542,807	317,186

Changes in operating assets and liabilities:
Accounts receivable		675,403	(589,724)
Inventory		(929,194)	1,329,731
Other receivable		2,759,017	(276,038)
Advances to suppliers		3,510,157	(2,139,587)
Prepaid expenses		(91,457)	(4,022)
Accounts payable		(150,335)	(83,410)
Taxes payable		(2,934,115)	1,516,137
Unearned revenue		-	(56,185)
Accrued expenses and other payables		(297,963)	796,791

Cash provided by operating activities		8,424,577	2,650,824

Cash Flows From Investing Activities:
Purchase of property and equipment		(1,937,126)	(508,368)
Purchase of land use right		(300,081)	-
Loan to related parties		(2,764,599)	-
Additions to construction in process		(3,798,973)	(656,892)

Cash (used in) investing activities		(8,800,779)	(1,165,260)

Cash Flows From Financing Activities
Capital contributions		-	18,801
Payment of note payable		(210,652)	-
Dividends paid		-	(1,780,010)

Cash (used in) financing activities		(210,652)	(1,761,209)

Effect of exchange rate changes on cash and cash equivalents		629,818	234,632

Increase (Decrease) in cash and cash equivalents		42,964	(41,013)

Cash and Cash Equivalents - Beginning of year		34,903	75,916

Cash and Cash Equivalents - Ending of year		$77,867	$34,903

Supplemental disclosures of cash flow information
During the year, cash was paid for the following:
Interest		$-	$4,754
Taxes		$-	$7,150

See accompanying notes to the consolidated financial statements.

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

China Yingxia International, Inc. (the “Company” or “China Yingxia”) was incorporated in the State of Florida on May 6, 1996 and formerly known as Agronix, Inc. (“Agronix”).

On May 12, 2006, the Company entered into a share exchange agreement with Warner Nutraceutical International, Inc. (‘WNI”), which is the parent company to Harbin Yingxia Business Group Co, Ltd. ("Yingxia"). Pursuant to the share exchange agreement, the Company issued to WNI shareholders 54,811,475 shares of Common Stock, par value $0.001 per share, and 1,473,649.074 shares of Class A Preferred Stock, par value $0.001 per share, of which each share is convertible into five hundred (500) shares of the Company’s Common Stock. As a result of the transactions, there has been a change in control of the Company as the shareholders of WNI became the majority shareholders of the Company.

For accounting purpose, the transaction has been accounted for as a reverse acquisition under the purchase method. Accordingly, WNI and its subsidiary are treated as the continuing entity for accounting purposes. Following the merger, Agronix filed a Certificate of Amendment and changed its name to China Yingxia International, Inc.

On July 21, 2006, the Company’s board of directors approved a reverse stock spilt on both common stock and preferred stock. Each 24.9 shares of the Company's Common Stock and Class A Preferred Stock were converted into one (1) share of Common Stock and one (1) share of Class A Preferred Stock, respectively. Simultaneously, all of the preferred shares were converted into common shares at ration of 1 to 500 and the preferred shares were cancelled. As of December 31, 2006, there are 33,608,857 shares of Common Stock outstanding and no Preferred Stock.

The Company operates its business through its wholly-owned subsidiary Harbin Yingxia Business Group, Ltd. (" Harbin Yingxia"), a joint stock corporation organized and existing under the laws of the People's Republic of China (“PRC”) in 1998. Harbin Yingxia is engaged in the development, manufacture and distribution of organic nutritional food products and dietary supplements. Relying on the raw materials produced in the soybean production base, green cactus production base and organic millet production base, Yingxia produces and distributes hundreds of serial products of high quality, high nutrition, and high added value.

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). This basis of accounting differs in certain material respects from that used for the preparation of the books of account of the Company’s principal subsidiary, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC (“PRC GAAP”), the accounting standards used in the places of their domicile.  The accompanying consolidated financial statements reflect necessary adjustments not recorded in the books of account of the Company’s subsidiary to present them in conformity with US GAAP.

The acquisition of WNI on May 12, 2006 has been accounted for as a purchase and treated as a reverse acquisition which was described in Note 1 - Organization and description of business.

Principles of consolidation

The consolidated financial statements of China Yingxia International, Inc. include the accounts of the Company and its wholly owned subsidiaries, WNI and Harbin Yingxia. All significant inter-company balances and transactions are eliminated in consolidation.

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivables

Accounts receivables are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts. The allowance is calculated based upon the evaluation and the level of past due accounts and the relationship with and the economic status of the customers. An allowance for doubtful accounts has been established in the amount of $191,971 for the year ended December 31, 2006.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a first-in first-out basis. Cost of work in progress and finished goods comprises direct material, direct production cost and an allocated portion of production overheads.

Land use right

Right to use land is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over 50 years. The amortization expense for the year ended December 31, 2006 was $6,002.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. The cost of the Cactus Seedlings is based on the appraised cost evaluated by an independent appraisal firm in accordance with the applicable laws and regulations concerning the property evaluation in the People’s Republic of China. Maintenance and repairs are charged to expense as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of 5-10 years. The depreciable life for the Cactus Seedlings is estimated to be 10 years.

Advance to suppliers

Advance to suppliers represent the payments made and recorded in advance for goods and services. Advances were also made for the purchase of the materials and equipment of the Company’s construction in progress. The final phase of the construction is not completed. As such, no amortization was made for the years ended December 31, 2006.

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of long-lived assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Income taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company does not have any long-term deferred tax assets or liabilities in China that will exist once the tax holiday (See Note 8) expires. The Company does not have any significant deferred tax asset or liabilities that relate to tax jurisdictions not covered by the tax holiday.

Revenue recognition

The Company recognizes revenue on product sales when products are delivered and the title passes to the customers and collection is reasonably assured.

Cost of Revenues

Cost of revenues consists primarily of material costs, employee compensation, depreciation and related expenses, which are directly attributable to the production of products.  Write-down of inventory to lower of cost or market is also recorded in cost of revenues

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC. Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Fair value of financial instruments

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable approximate fair value due to the short-term nature of these items. The carrying amounts of bank borrowings approximate the fair value based on the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

Foreign currency translation

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in accumulated other comprehensive income. There is no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

Research and Development

Research and development costs are related primarily to the Company developing its intellectual property. Research and development costs are expenses as incurred.

Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings per share

Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no common stock equivalents available for dilution purposes as of December 31, 2006.

New accounting pronouncements

In February 2006, FASB issued SFAS No. 155, “ Accounting for Certain Hybrid Financial Instruments ” . SFAS No. 155 amends SFAS No 133, “ Accounting for Derivative Instruments and Hedging Activities ” , and SFAF No. 140, “ Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ” . SFAS No. 155, permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company ’ s first fiscal year that begins after September 15, 2006.  Management believes that this statement will not have a significant impact on the consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets ” ( “FAS 156 ”), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity ’s fiscal year that begins after September 15, 2006, with early adoption being permitted. This statement is effective as of the beginning of the Company ’ s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the consolidated financial statements.

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value , establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No.108 would have a material effect on the Company’s consolidated financial statements.

3. INVENTORY

Packing Materials	$97,910
Finished Goods	1,014,192
Total	$1,112,102

No allowance for inventory was made for the year ended December 31, 2006.

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMER 31, 2006

4. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following at December 31, 2006:

Machinery & Equipment	$2,408,497
Automobiles	316,046
Cactus Seedlings	6,135,956
Sub total	8,860,499
Less: Accumulated Depreciation	(2,381,268)
Construction in progress	8,511,363

Total property, plant & Equipment, net	$14,990,594

Depreciation expense for the years ended December 31, 2006 and 2005 was $ 536,805 and $312,432, respectively

Construction in progress represents direct costs of construction or acquisition and design fees incurred for the Company’s new plant and new office building project. All construction costs associated with this project are accumulated and capitalized as construction in progress. The construction in progress is closed out to the appropriate asset classification when the project is substantially complete, occupied, or placed into services. No depreciation is provided until it is completed and ready for its intended use. For the years ended December 31, 2006 the costs involved with construction in progress amounted to $8,511,363.

5. OTHER RECEIVABLES

Other receivables represent cash advances to employees and sales representatives for normal business purposes. Other receivables, net of an allowance of $271,607, for the year ended December 31, 2006 were $346,775.

6. RELATED PARTY LOANS

As of December 31, 2006, the Company has loans receivable from related parties in the amount of $ 2,764,599. All related party loans are provided to the affiliated retail stores or companies to facilitate the initial establishment of their businesses for selling the Company’s products. These loans are interest free and unsecured and have no fixed repayment dates. All these loans are expected to be fully repaid upon demand.

The management of the Company has been making the efforts to collect these loans. As of the date of this report, $922,592 has been collected and the remaining balance is expected to be fully repaid by the end of the second quarter of 2007. No allowance is considered necessary at this time.

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMER 31, 2006

7. LAND USE RIGHT

All land in the People’s Republic of China is government owned and can not be sold to any individual or company. However, the government grants the user a “land use right” (the  Right) to use the land. The Company acquired land use rights during 2005 for the amount of $300,081 but did not receive the land use certificate until 2006. The Company has the right to use the land for 50 years and amortized the Right on a straight line basis of the 50 years.

Amortization expense for the years ended December 31, 2006 and 2005 was $6,002 and - 0 -, respectively.

8. INCOME TAXES

The Company is governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax) on income reported in the statutory financial statements after appropriated tax adjustments. In 2006, the Company has obtained its foreign-owned entity (“WOFE”) status upon completion of the reverse acquisition.

According to the Provisional Regulations of the People ’ s Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the local tax bureau and the Management Regulation of Harbin Economic and Technological Development Zone for the reporting period. The Company was granted the status of WOFE and therefore is exempt from income tax from January 1, 2004 through December 31, 2007. The Company has also been approved to have its tax rate reduced by 50% from January 1, 2008 to December 31, 2010.

The Company has recognized the previously accrued income taxes in the amount of $3,000,795 as income tax benefits in the Statement of Income for the year ended December 31, 2006.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the year ended December 31, 2006:

U.S. Statutory rates	34%
Foreign income not recognized in USA	(34%)

China income taxes	- 0 -
Income tax benefit recognized	(3,000,795)

Total income taxes provision (benefit)	$(3,000,795)

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMER 31, 2006

9. STATUTORY RESERVES

Pursuant to the laws of People’s Republic of China, the Company is required to maintain certain statutory reserves by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserves include surplus reserve fund, common welfare fund and the enterprise fund. These statutory reserves represent restricted retained earnings.

Surplus reserve fund

The Company is generally required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. However, the laws exclude the companies owned by foreign entities. The Company’s operating subsidiary, Harbin Yingxia, became a foreign owned entity in 2006 upon acquisition by the Company. Therefore, it is exempted from making any more mandatory reserves. It is at the management’s discretion whether to make any additional reserves. For the year ended December 31, 2006, the Company elected to make $31,540 to this reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years ’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

The Company is required to transfer 5% to 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to the statutory common welfare fund. Making any additional common welfare reserve becomes voluntary for the Company because its foreign entity status. For the year ended December 31, 2006, the Company elected to make $15,770 to this reserve.

This fund can only be utilized on capital items for the collective benefit of the Company ’ s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

Enterprise fund

The enterprise fund may be used to acquire fixed assets or to increase the working capital to expend on production and operation of the business. No minimum contribution is required and the company did not make any contribution to this fund during 2006.

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMER 31, 2006

9. STATUTORY RESERVES (Continued)

The following represents the accumulated balances of the appropriations as of December 31, 2006:

Surplus Reserve	$600,975

Common Welfare Reserve	300,488

Total	$901,463

10. STOCKHOLDERS’ EQUITY

Upon the completion of the reverse acquisition on May 12, 2006, the Company had 93,,003,153 outstanding shares of Common Stock, 1,473,469 shares of Class A Preferred Stock, of which each share is convertible into five hundred (500) shares of common stock.

On May 26, 2006, the Company's board of directors had proposed a 1 to 24.9 reverse stock split on both the common stock and preferred stock, subject to shareholder approval. On July 21, 2006, the proposal was approved by the Company's shareholders, each 24.9 shares of the Company's Common Stock and Class A Preferred Stock were converted into one (1) share of Common Stock and one (1) share of Class A Preferred Stock, respectively. Simultaneously, all of the preferred shares were converted into common shares and the preferred shares were cancelled. As of December 31, 2006, there are 33,608,857 shares of common stock outstanding and no preferred stock. There were no other shares issued in 2006.

 11. COMMITMENTS AND CONTINGENCIES

The Company ’ s operations are carried out in the PRC. Accordingly, the Company ’ s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC ’ s economy.

The Company ’ s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company ’ s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

CHINA YINGXIA INTERNATIONAL INC.
(FORMERLY AGRONIX, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
DECEMER 31, 2006

11. COMMITMENTS AND CONTINGENCIES (Continued)

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of China. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

12. SUBSEQUENT EVENTS

On February 3, 2007, the Company entered into an exclusive agreement with Chinese Agricultural Academy of Science (“CAAS”) to develop a new variety of rice grains with low glucose aimed to help people with diabetes. CAAS agrees to transfer its patented know-how to the Company for approximately $640,000 and to work with the Company to select suitable places for planting and to provide technical assistances. The project is currently in progress as planned.